Exhibit 99.1

Corporate Communications
mediarelations@aa.com

Investor Relations
investor.relations@aa.com

FOR RELEASE: Thursday, Dec. 5, 2024
AMERICAN AIRLINES AND CITI EXTEND AND EXPAND CO-BRANDED CARD PARTNERSHIP, PAVING THE WAY FOR MORE CUSTOMER BENEFITS
•Citi to become the exclusive issuer of the AAdvantage® co-branded card portfolio in the U.S.
•10-year agreement expected to expand loyalty and rewards offering for AAdvantage® members and Citi-branded cardmembers in the future
•Combined Citi®/AAdvantage® card portfolio projected to drive incremental value for both companies
FORT WORTH, Texas, and NEW YORK – American Airlines and Citi today announced the extension of their more than 37-year co-branded partnership for the next decade, taking the relationship to new heights, with Citi becoming the exclusive issuer of the AAdvantage® co-branded card portfolio in the U.S. in 2026. Working more closely together, Citi and American can create significant value for both AAdvantage® co-branded and Citi-branded cardmembers.
“American is proud to have launched the first airline loyalty program, and with Citi, the travel industry’s first co-branded credit card,” said Robert Isom, American Airlines CEO. “The strength of our relationship with Citi has enabled us to deliver first-class products and customer service to millions of AAdvantage cardmembers. This expanded partnership will unlock even more value and exciting new benefits for all of our customers in the future.”
Citi reached an agreement to acquire the Barclays American Airlines Co-branded Card portfolio and will begin transitioning cardmembers to the Citi portfolio in 2026. Barclays cardmembers will continue to experience the same benefits they do today. More information about the transition will be made available in the coming months. The attractive cardmember base, size and strength of the combined portfolio are poised to help accelerate growth for Citi’s Branded Cards business and overarching U.S. Personal Banking business.
In addition, the agreement creates an innovative alignment between the Citi ThankYou and AAdvantage® card programs and is designed to drive incremental value for both companies and produce a significantly expanded loyalty and rewards offering for AAdvantage® members and Citi-branded cardmembers. As exclusive issuer, Citi will take on all American Airlines acquisition channels, including inflight and at airports.
“American Airlines and Citi have built something truly special together — a partnership rooted in delivering excellence to our customers,” said Jane Fraser, Citi CEO. “We’re now excited to take this relationship to greater heights through an expanded customer base and a series of new loyalty and reward offerings. Together, we’re creating more opportunities to welcome new

American Airlines and Citi Extend and Expand Co-Branded Card Partnership, Paving the Way for More Customer Benefits
Dec. 5, 2024

cardmembers, deepen our connection with our existing ones and make our co-branded card the clear favorite in everyone’s wallets.”
The Citi®/AAdvantage® card portfolio currently offers products within the no-annual fee, mid-fee and high-fee space, including: the American Airlines AAdvantage® MileUp® Card, the Citi®/AAdvantage® Platinum Select® World Elite Mastercard® and the Citi®/AAdvantage® Executive World Elite Mastercard®. The Citi®/AAdvantage® portfolio also offers the Citi®/AAdvantage BusinessTM World Elite Mastercard® for business owners.
For more information about the Citi®/AAdvantage® card portfolio, visit: creditcards.aa.com.
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About American Airlines Group
As a leading global airline, American Airlines offers thousands of flights per day to more than 350 destinations in more than 60 countries. The airline is a founding member of the oneworld® alliance, whose members serve more than 900 destinations around the globe. Shares of American Airlines Group Inc. trade on Nasdaq under the ticker symbol AAL. Learn more about what’s happening at American by visiting news.aa.com and connect with American @AmericanAir and at Facebook.com/AmericanAirlines. To Care for People on Life’s Journey®.
About Citi
Citi is a preeminent banking partner for institutions with cross-border needs, a global leader in wealth management and a valued personal bank in its home market of the United States. Citi does business in more than 180 countries and jurisdictions, providing corporations, governments, investors, institutions and individuals with a broad range of financial products and services.
Additional information may be found at www.citigroup.com | X: @Citi | LinkedIn: www.linkedin.com/company/citi | YouTube: www.youtube.com/citi | Facebook: www.facebook.com/citi
Forward-looking statements
Certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on each management’s current expectations and are subject to uncertainty and changes in circumstances. These statements are not guarantees of future results or occurrences. Actual results and other financial condition may differ materially from those included in these statements due to a variety of factors. These factors include, among others: risk associated with co-branded partnership arrangements, including customer retention and onboarding of new customers, increasing competition among other credit card partnerships and issuers and carriers, unemployment levels, the interest rate environment, changes in consumer sentiment, spending and payment patterns and credit card usage behaviors; the impact of various geopolitical, macroeconomic and regulatory challenges and uncertainties, including those related to economic conditions in the U.S. and globally and potential policy and other changes resulting from the incoming U.S. administration and Congress; and the precautionary statements included in this release. These factors also consist of those contained in the U.S. Securities and Exchange Commission filings of: (i) American Airlines Group Inc. (AAG) and

American Airlines and Citi Extend and Expand Co-Branded Card Partnership, Paving the Way for More Customer Benefits
Dec. 5, 2024

American Airlines, Inc. (American) and (ii) Citigroup Inc. (Citigroup), including without limitation the respective “Risk Factors” sections of the Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 of AAG and American and the 2023 Form 10-K of Citigroup. Any forward-looking statements made by or on behalf of each company speak only as to the date they are made, and such company does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made.